UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2012

Kraft Foods Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-16483

Virginia	52-2284372
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Three Lakes Drive, Northfield, IL 60093-2753

(Address of principal executive offices, including zip code)

(847) 646-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 14, 2012, our Board of Directors approved the spin-off of our North American grocery business and declared a pro rata distribution of the common stock of Kraft Foods Group, Inc., which will hold our North American grocery business. We will distribute the Kraft Foods Group common stock at 5:00 p.m., EDT, on October 1, 2012 to our shareholders of record as of the close of business on September 19, 2012 (the “Record Date”). Each shareholder of record will receive a distribution of one share of Kraft Foods Group common stock for every three shares of our common stock that it holds on the Record Date. The distribution is subject to the satisfaction or waiver of certain conditions.

We attach a copy of our press release as Exhibit 99.1 and incorporate it by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Kraft Foods Inc. Press Release, dated August 14, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraft Foods Inc.

Date: August 14, 2012	By:	/s/ Carol J. Ward
Carol J. Ward
Vice President and Corporate Secretary